Exhibit 99.1

CONTACT:	Investor Relations	Corporate Communications
	404-715-2170	404-715-2554, media@delta.com

Delta Air Lines Announces December Quarter and Full Year 2015 Profit

•	December quarter adjusted pre-tax income[1] of $1.45 billion, a 42% increase year over year on a similar basis.
•	Adjusted earnings of $1.18 per diluted share.
•	Full year 2015 adjusted pre-tax income of $5.9 billion, a 29% increase over 2014 on a similar basis.
•	GAAP pre-tax income of $1.5 billion and EPS of $1.25 for December quarter and pre-tax income of $7.2 billion for 2015.
•	Total of $2.6 billion in dividends and share repurchases in 2015, including $530 million in December quarter.

ATLANTA, Jan. 19, 2016 – Delta Air Lines (NYSE:DAL) today reported financial results for the December 2015 quarter, including adjusted pre-tax income of $1.45 billion, a $430 million increase year over year. Adjusted net income was $926 million or $1.18 per diluted share, up 51 percent from the December quarter of 2014.

“Our 2015 performance was a record for Delta on all fronts – with industry-leading operational performance, superior customer satisfaction, and a $5.9 billion adjusted pre-tax profit.  These results show the commitment of the Delta people to running the best airline in the world every day. It’s an honor to reward their performance with $1.5 billion in profit sharing for the year,” said Richard Anderson, Delta’s chief executive officer.  “As we look ahead to 2016, we have a significant opportunity to improve our performance even further.  With over $3 billion in potential savings from lower fuel prices and numerous commercial, operational and cost initiatives already in place, we expect to again perform in the top tier of the S&P Industrials on earnings growth, margins, and cash flows this year despite global economic challenges.”

Revenue Environment

Delta’s operating revenue for the December quarter decreased 2 percent, or $145 million, due to $160 million in foreign currency pressures. Passenger unit revenues declined 1.6 percent, which includes approximately 2 points of impact from foreign currency.

“The success of our network actions and commercial initiatives in 2015 allowed us to grow our top line and our unit revenue premium to the industry, while overcoming nearly $700 million of revenue pressure from foreign currency,” said Ed Bastian, Delta’s president.  “Looking ahead, the overall demand environment remains solid. The breadth of our network scale allows us to focus our commercial efforts on those areas of the business with the best opportunity such as the domestic marketplace, while reducing our exposure in some weaker international regions.  While we expect international volatility and currency pressures to result in unit revenue declines of 2.5 - 4.5 percent for the March quarter, we should see over 10 points of margin improvement given our capacity discipline in the face of a more than 50 percent decline in fuel prices.”

1

		Increase (Decrease)
		4Q15 versus 4Q14
		Change	Unit
Passenger Revenue	4Q15 ($M)	YoY	Revenue	Yield	Capacity
Mainline	4,366	4.2%	(0.7) %	(3.2) %	5.0%
Regional	1,422	(5.0) %	(0.8) %	(5.5) %	(4.2) %
Total Domestic	5,788	1.8%	(1.4) %	(4.3) %	3.2%
Atlantic	1,163	(5.4) %	(4.1) %	(5.3) %	(1.3) %
Pacific	653	(14.0) %	(2.9) %	(8.1) %	(11.4) %
Latin America	521	(7.2) %	(6.6) %	(7.8) %	(0.6) %
Total Passenger	8,125	(1.3) %	(1.6) %	(4.4) %	0.3%
Cargo Revenue	193	(20.4) %
Other Revenue	1,184	1.3%
Total Revenue	9,502	(1.5) %

March 2016 Quarter Guidance

Following are Delta’s projections for the March 2016 quarter:

1Q16 Forecast
Passenger unit revenue (compared to 1Q15)	Down 2.5% - 4.5%
Operating margin	18% - 20%
Fuel price, including taxes, settled hedges and refinery impact	$1.20 - $1.25
CASM-Ex including profit sharing (compared to 1Q15)	Up ~5%
System capacity (compared to 1Q15)	Up 2 - 3%

Cost Performance

Adjusted fuel expense2 declined $726 million compared to the same period in 2014, on 40 percent lower market fuel prices. For the quarter, the refinery produced a profit of $8 million. Settled hedge losses were $336 million, including $60 million of early hedge settlements.

CASM-Ex3 increased 1.9 percent for the December quarter on a year-over-year basis, with foreign exchange and the benefits of Delta’s domestic refleeting and other cost initiatives offsetting the company’s investments in its employees, products and operations.

Delta’s debt reduction initiative continued to improve the company’s interest expense, producing $35 million in interest savings for the quarter compared to the same period in 2014.

Non-operating expense includes a $75 million loss for the write-off of Delta’s remaining cash holdings in Venezuela.

“Rigorous cost discipline is a key part of the Delta culture, which was proven by our ability to keep non-fuel unit costs flat in 2015 while significantly investing in our people, products and service,” said Paul Jacobson, Delta’s chief financial officer.  “The first half of 2016 will see the most pressure to non-fuel unit costs, and we expect performance will improve through the year as we lap last year’s employee wage increases.”

2

Cash Flow, Shareholder Returns, and Adjusted Net Debt4

Delta generated $1.4 billion of adjusted operating cash flow and $300 million of free cash flow during the quarter. The company used this strong cash generation to reinvest $1.1 billion back into the business, including $900 million for aircraft acquisitions, fleet modifications and six slot pairs at London’s Heathrow airport.

For full year, the company returned $2.6 billion to its shareholders, comprised of $360 million of dividends and $2.2 billion of share repurchases for 48 million shares at an average price of $45.50 per share.

Adjusted net debt at the end of the year stood at $6.7 billion, a more than $10 billion reduction since Delta began its balance sheet improvement strategy in 2009.

GAAP Metrics Related to Fuel, Cost Performance and Cash Flow

Below are GAAP metrics corresponding to the non-GAAP figures cited above.

			Change
($ in millions except per share and unit costs)	4Q15	4Q14	$	%
Pre-tax income (loss)	1,533	(1,140)	2,673	NM
Net income (loss)	980	(712)	1,692	NM
Diluted earnings (loss) per share	1.25	(0.86)	2.11	NM
Fuel expense (including regional carriers)	1,652	4,435	(2,783)	(63%)
Consolidated unit cost (¢)	13.38	18.05	(4.67)	(26%)
Operating cash flow	1,479	582	897	NM
			Change
($ in millions except per share and unit costs)	FY 2015	FY 2014	$	%
Pre-tax income	7,157	1,072	6,085	NM

Special Items

Special items, net of taxes, in the December 2015 quarter totaled $54 million, including:

•	$54 million primarily for mark-to-market adjustments on fuel hedges settling in future periods.

Special items, net of taxes, in the December 2014 quarter totaled $1.4 billion, net of taxes, including:

•	A $1.2 billion charge for mark-to-market adjustments on fuel hedges settling in future periods;
•	A $75 million charge for mark-to-market adjustments on hedges owned by Virgin Atlantic;
•	A $74 million charge for fleet, facilities, and other items; and
•	A $29 million gain related to an insurance settlement.

3

About Delta

Delta Air Lines serves nearly 180 million customers each year. Delta was named to FORTUNE magazine’s top 50 World’s Most Admired Companies in addition to being named the most admired airline for the fourth time in five years. Additionally, Delta has ranked No.1 in the Business Travel News Annual Airline survey for an unprecedented five consecutive years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 328 destinations in 57 countries on six continents. Headquartered in Atlanta, Delta employs nearly 80,000 employees worldwide and operates a mainline fleet of more than 800 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia as well as a joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis/St. Paul, New York-JFK and LaGuardia, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products and services, and technology to enhance the customer experience in the air and on the ground. Additional information is available on the Delta News Hub, as well as delta.com, Twitter @DeltaNewsHub, Google.com/+Delta, Facebook.com/delta and Delta’s blog takingoff.delta.com.

End Notes

(1)	Note A to the attached Consolidated Statements of Operations provides a reconciliation of non-GAAP financial measures used in this release to the comparable GAAP metric and provides the reasons management uses those measures.

(2)	Adjusted fuel expense reflects, among other things, the impact of mark-to-market (“MTM”) adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. See Note A for a reconciliation of adjusted fuel expense and average fuel price per gallon to the comparable GAAP metric.

(3)	CASM - Ex: In addition to fuel expense, profit sharing and special items, Delta believes adjusting for certain other expenses is helpful to investors because other expenses are not related to the generation of a seat mile. These expenses include aircraft maintenance and staffing services Delta provides to third parties, Delta's vacation wholesale operations and refinery cost of sales to third parties. The amounts excluded were $213 million and $297 million for the December 2015 and December 2014 quarters, respectively, and $1.2 billion and $913 million for the years ended December 31, 2015 and 2014, respectively. Management believes this methodology provides a more consistent and comparable reflection of Delta's airline operations.

(4)	Adjusted net debt includes $119 million of hedge margin receivable, which is cash that we have posted with counterparties as hedge margin. See Note A for additional information about our calculation of adjusted net debt.

Forward Looking Statements Statements in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the availability of aircraft fuel; the impact of rebalancing our hedge portfolio, recording mark-to-market adjustments or posting collateral in connection with our fuel hedge contracts; the possible effects of accidents involving our aircraft; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub or gateway airports; disruptions or security breaches of our information technology infrastructure; our dependence on technology in our operations; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at Monroe’s Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the sensitivity of the airline industry to prolonged periods of stagnant or weak economic conditions; the effects of terrorist attacks or geopolitical conflict; and the effects of the rapid spread of contagious illnesses.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2014. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of Jan. 19, 2016, and which we have no current intention to update.

4

DELTA AIR LINES, INC.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended Dec 31,				Year Ended Dec 31,
(in millions, except per share data)	2015	2014	$ Change	% Change	2015	2014	$ Change	% Change
Operating Revenue:
Passenger:
Mainline	$6,703	$6,738	$(35)	(1)%	$28,898	$28,688	$210	1%
Regional carriers	1,422	1,497	(75)	(5)%	5,884	6,266	(382)	(6)%
Total passenger revenue	8,125	8,235	(110)	(1)%	34,782	34,954	(172)	-%
Cargo	193	243	(50)	(21)%	813	934	(121)	(13)%
Other	1,184	1,169	15	1%	5,109	4,474	635	14%
Total operating revenue	9,502	9,647	(145)	(2)%	40,704	40,362	342	1%

Operating Expense:
Salaries and related costs	2,213	2,036	177	9%	8,776	8,120	656	8%
Aircraft fuel and related taxes	1,433	4,056	(2,623)	(65)%	6,544	11,668	(5,124)	(44)%
Regional carrier expense
Fuel	219	379	(160)	(42)%	1,035	1,844	(809)	(44)%
Other	799	825	(26)	(3)%	3,206	3,393	(187)	(6)%
Aircraft maintenance materials and outside repairs	418	474	(56)	(12)%	1,848	1,828	20	1%
Contracted services	473	423	50	12%	1,848	1,749	99	6%
Depreciation and amortization	451	438	13	3%	1,835	1,771	64	4%
Passenger commissions and other selling expenses	402	411	(9)	(2)%	1,672	1,700	(28)	(2)%
Landing fees and other rents	329	353	(24)	(7)%	1,493	1,442	51	4%
Profit sharing	380	262	118	45%	1,490	1,085	405	37%
Passenger service	208	195	13	7%	872	810	62	8%
Aircraft rent	67	61	6	10%	250	233	17	7%
Restructuring and other items	–	67	(67)	NM	35	716	(681)	NM
Other	393	495	(102)	(21)%	1,998	1,797	201	11%
Total operating expense	7,785	10,475	(2,690)	(26)%	32,902	38,156	(5,254)	(14)%

Operating Income (Loss)	1,717	(828)	2,545	NM	7,802	2,206	5,596	NM

Non-operating expense:
Interest expense, net	(102)	(137)	35	(26)%	(481)	(650)	169	(26)%
Miscellaneous, net	(82)	(175)	93	(53)%	(164)	(484)	320	(66)%
Non-operating expense, net	(184)	(312)	128	(41)%	(645)	(1,134)	489	(43)%

Income (Loss) Before Income Taxes	1,533	(1,140)	2,673	NM	7,157	1,072	6,085	NM
Income Tax (Provision) Benefit	(553)	428	(981)	NM	(2,631)	(413)	(2,218)	NM

Net Income (Loss)	$980	$(712)	$1,692	NM	$4,526	$659	$3,867	NM

Basic Earnings (Loss) Per Share	$1.26	$(0.86)			$5.68	$0.79
Diluted Earnings (Loss) Per Share	$1.25	$(0.86)			$5.63	$0.78

Basic Weighted Average Shares Outstanding	778	825			797	836
Diluted Weighted Average Shares Outstanding	785	835			804	845

5

DELTA AIR LINES, INC.

Statistical Summary

(Unaudited)

	Three Months Ended Dec 31,			Year Ended Dec 31,
	2015	2014	Change	2015	2014	Change
Consolidated:
Revenue passenger miles (millions)	49,573	48,028	3%	209,625	202,925	3%
Available seat miles (millions)	58,199	58,029	-%	246,764	239,676	3%
Passenger mile yield (cents)	16.39	17.15	(4)%	16.59	17.22	(4)%
Passenger revenue per available seat mile (cents)	13.96	14.19	(2)%	14.10	14.58	(3)%
Operating cost per available seat mile (cents)	13.38	18.05	(26)%	13.33	15.92	(16)%
CASM-Ex - see Note A (cents)	9.52	9.34	2%	9.17	9.16	–%
Passenger load factor	85.2%	82.8%	2.4 pts	84.9%	84.7%	0.2 pts
Fuel gallons consumed (millions)	945	944	–%	3,988	3,893	2%
Average price per fuel gallon, adjusted - see Note A	$1.85	$2.62	(29)%	$2.23	$2.87	(22)%
Number of aircraft in fleet, end of period	926	915	11
Full-time equivalent employees, end of period	82,949	79,655	4%

Mainline:
Revenue passenger miles (millions)	44,231	42,715	4%	188,365	181,187	4%
Available seat miles (millions)	51,646	51,190	1%	220,429	212,232	4%
Operating cost per available seat mile (cents)	12.97	17.71	(27)%	12.84	15.15	(15)%
CASM-Ex - see Note A (cents)	9.13	8.75	4%	8.73	8.53	2%
Fuel gallons consumed (millions)	794	789	1%	3,383	3,262	4%
Average price per fuel gallon, adjusted - see Note A	$1.91	$2.64	(28)%	$2.31	$2.85	(19)%
Number of aircraft in fleet, end of period	809	772	37

Note: except for full-time equivalent employees and number of aircraft in fleet, consolidated data presented includes operations under Delta’s contract carrier arrangements.

6

DELTA AIR LINES, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	December 31,
(in millions)	2015	2014
Cash Flows From Operating Activities:
Net income	$980	$(712)
Depreciation and amortization	451	438
Hedge derivative contracts	(455)	1,762
Deferred income taxes	558	(415)
Pension, postretirement and postemployment payments greater than expense	76	62
Changes in:
Hedge margin	262	(920)
Air traffic liability	(728)	(696)
Profit sharing	380	(53)
Other working capital changes, net	(45)	1,116
Net cash provided by operating activities	1,479	582

Cash Flows From Investing Activities:
Property and equipment additions:
Flight equipment, including advance payments	(640)	(483)
Ground property and equipment, including technology	(238)	(177)
Net (purchases) redemptions of short-term investments	(29)	632
Acquisition of London-Heathrow slots	(276)	–
Other, net	4	(10)
Net cash used in investing activities	(1,179)	(38)

Cash Flows From Financing Activities:
Payments on long-term debt and capital lease obligations	(407)	(443)
Repurchases of common stock	(425)	(500)
Cash dividends	(105)	(75)
Fuel card obligation	2	(42)
Net proceeds on hedge derivative contracts	230	–
Proceeds from long-term obligations	–	40
Other, net	8	54
Net cash used in financing activities	(697)	(966)

Net Decrease in Cash and Cash Equivalents	(397)	(422)
Cash and cash equivalents at beginning of period	2,369	2,510
Cash and cash equivalents at end of period	$1,972	$2,088

7

DELTA AIR LINES, INC.

Consolidated Balance Sheets

(Unaudited)

		(as adjusted)
	December 31,	December 31,
(in millions)	2015	2014
ASSETS
Current Assets:
Cash and cash equivalents	$1,972	$2,088
Short-term investments	1,465	1,217
Accounts receivable, net	2,020	2,297
Hedge margin receivable	119	925
Fuel inventory	379	534
Expendable parts and supplies inventories, net	318	318
Hedge derivatives asset	1,987	1,078
Prepaid expenses and other	796	701
Total current assets	9,056	9,158

Property and Equipment, Net:
Property and equipment, net	23,039	21,929

Other Assets:
Goodwill	9,794	9,794
Identifiable intangibles, net	4,861	4,603
Deferred income taxes, net	4,956	7,595
Other noncurrent assets	1,428	926
Total other assets	21,039	22,918
Total assets	$53,134	$54,005

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt and capital leases	$1,563	$1,184
Air traffic liability	4,503	4,296
Accounts payable	2,743	2,622
Accrued salaries and related benefits	3,195	2,266
Hedge derivatives liability	2,581	2,772
Frequent flyer deferred revenue	1,635	1,580
Other accrued liabilities	1,306	2,127
Total current liabilities	17,526	16,847

Noncurrent Liabilities:
Long-term debt and capital leases	6,766	8,477
Pension, postretirement and related benefits	13,855	15,138
Frequent flyer deferred revenue	2,246	2,602
Other noncurrent liabilities	1,891	2,128
Total noncurrent liabilities	24,758	28,345

Commitments and Contingencies

Stockholders' Equity:
Common stock	–	–
Additional paid-in capital	10,875	12,981
Retained earnings	7,623	3,456
Accumulated other comprehensive loss	(7,275)	(7,311)
Treasury stock	(373)	(313)
Total stockholders' equity	10,850	8,813
Total liabilities and stockholders' equity	$53,134	$54,005

The 2014 Consolidated Balance Sheet has been adjusted to reflect the early adoption of certain accounting standards in order to conform to the current period presentation

8

Note A: The following tables show reconciliations of non-GAAP financial measures. The reasons Delta uses these measures are described below.

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures.

Forward Looking Projections. Delta is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of special items cannot be estimated at this time.

Pre-Tax Income and Net Income, adjusted for special items. We adjust for the following items to determine pre-tax income and net income, adjusted for special items, for the reasons described below:

Mark-to-market ("MTM") adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. Adjusting for these items allows investors to better understand and analyze our core operational performance in the periods shown.

Restructuring and other. Because of the variability in restructuring and other, the adjustment for this item is helpful to investors to analyze the company’s recurring core performance in the period shown.

Virgin Atlantic MTM adjustments. We record our proportionate share of earnings from our equity investment in Virgin Atlantic in other expense. We adjust for Virgin Atlantic's MTM adjustments to allow investors to better understand and analyze the company’s core financial performance in the period shown.

Loss on extinguishment of debt. We adjusted for loss on extinguishment of debt in 2014 to assist investors with their analysis of the company’s core financial performance.

Income tax. Pre-tax income is adjusted for the income tax effect of special items. We believe this adjustment allows investors to better understand and analyze the company’s core financial performance in the periods shown.

	Three Months Ended			Three Months Ended
	December 31, 2015			December 31, 2015
	Pre-Tax	Income	Net	Net Income
(in millions, except per share data)	Income	Tax	Income	Per Diluted Share
GAAP	$1,533	$(553)	$980	$1.25
Adjusted for:
MTM adjustments and settlements	(91)	34	(57)
Virgin Atlantic MTM adjustments	5	(2)	3
Total adjustments	(86)	32	(54)	(0.07)
Non-GAAP	$1,447	$(521)	$926	$1.18
Year-over-year change	$430
Year-over-year percentage change	42%			51%

	Three Months Ended			Three Months Ended
	December 31, 2014			December 31, 2014
	Pre-Tax	Income	Net	Net Income
(in millions, except per share data)	Income	Tax	Income	Per Diluted Share
GAAP	$(1,140)	$428	$(712)	$(0.86)
Adjusted for:
MTM adjustments and settlements	1,966	(725)	1,241
Restructuring and other	67	(25)	42
Loss on extinguishment of debt	5	(2)	3
Virgin Atlantic MTM adjustments	119	(44)	75
Total adjustments	2,157	(796)	1,361	1.64
Non-GAAP	$1,017	$(368)	$649	$0.78

	Year Ended			Year Ended
	December 31, 2015			December 31, 2014
	Pre-Tax	Income	Net	Pre-Tax	Pre-Tax
(in millions, except per share data)	Income	Tax	Income	Income	Income Change
GAAP	$7,157	$(2,631)	$4,526	$1,072
Adjusted for:
MTM adjustments and settlements	(1,301)	479	(822)	2,346
Restructuring and other	35	(13)	22	716
Loss on extinguishment of debt	–	–	–	268
Virgin Atlantic MTM adjustments	(26)	9	(17)	134
Total adjustments	(1,292)	475	(817)	3,464
Non-GAAP	$5,865	$(2,156)	$3,709	$4,536	$1,329	29%

9

Fuel expense, adjusted and Average fuel price per gallon, adjusted. The tables below show the components of fuel expense, including the impact of the refinery segment and hedging on fuel expense and average price per gallon. We then adjust for MTM adjustments and settlements for the reason described below:

MTM adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. Adjusting for these items allows investors to better understand and analyze our core operational performance in the periods shown.

Consolidated:
			Average Price Per Gallon
	Three Months Ended		Three Months Ended
	December 31,		December 31,
(in millions, except per gallon data)	2015	2014	2015	2014
Fuel purchase cost	$1,415	$2,394	$1.50	$2.54
Airline segment fuel hedge losses	245	2,146	0.26	2.27
Refinery segment impact	(8)	(105)	(0.01)	(0.11)
Total fuel expense	$1,652	$4,435	$1.75	$4.70
MTM adjustments and settlements	91	(1,966)	0.10	(2.08)
Total fuel expense, adjusted	$1,743	$2,469	$1.85	$2.62
Change year-over-year	(726)

			Average Price Per Gallon
	Year Ended		Year Ended
	December 31,		December 31,
(in millions, except per gallon data)	2015	2014	2015	2014
Fuel purchase cost	$6,934	$11,350	$1.74	$2.91
Airline segment fuel hedge losses	935	2,258	0.23	0.58
Refinery segment impact	(290)	(96)	(0.07)	(0.02)
Total fuel expense	$7,579	$13,512	$1.90	$3.47
MTM adjustments and settlements	1,301	(2,346)	0.33	(0.60)
Total fuel expense, adjusted	$8,880	$11,166	$2.23	$2.87

Mainline:

	Three Months Ended		Year Ended
	December 31,		December 31,
(in millions, except per gallon data)	2015	2014	2015	2014
Mainline average price per gallon	$1.80	$5.13	$1.93	$3.57
MTM adjustments and settlements	0.11	(2.49)	0.38	(0.72)
Mainline average price per gallon, adjusted	$1.91	$2.64	$2.31	$2.85

Non-Fuel Unit Cost or Cost per Available Seat Mile ("CASM-Ex"). We adjust CASM for the following items to determine CASM-Ex for the reasons described below:

Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year non-fuel financial performance. The adjustment for aircraft fuel and related taxes (including our regional carriers) allows investors to better understand and analyze our non-fuel costs and our year-over-year financial performance.

Profit sharing. We adjust for profit sharing because this adjustment allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.

Restructuring and other. Because of the variability in restructuring and other, the adjustment for this item is helpful to investors to analyze the company’s recurring core performance in the periods shown.

Other expenses. Other expenses include aircraft maintenance and staffing services we provide to third parties, our vacation wholesale operations, and refinery cost of sales to third parties. Because these businesses are not related to the generation of a seat mile, we adjust for the costs related to these sales to provide a more meaningful comparison of the costs of our airline operations to the rest of the airline industry.

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Non-Fuel Unit Cost or Cost per Available Seat Mile ("CASM-Ex") (cont.)

Consolidated CASM-Ex:

	Three Months Ended
	December 31, 2015	December 31, 2014
CASM (cents)	13.38	18.05
Adjusted for:
Aircraft fuel and related taxes	(2.84)	(7.64)
Profit sharing	(0.65)	(0.45)
Restructuring and other	–	(0.12)
Other expenses	(0.37)	(0.50)
CASM-Ex	9.52	9.34
Year-over-year change	1.9%

	Year Ended
	December 31, 2015	December 31, 2014
CASM (cents)	13.33	15.92
Adjusted for:
Aircraft fuel and related taxes	(3.07)	(5.64)
Profit sharing	(0.60)	(0.45)
Restructuring and other	(0.01)	(0.30)
Other expenses	(0.48)	(0.37)
CASM-Ex	9.17	9.16

Mainline CASM-Ex:

	Three Months Ended		Year Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Mainline CASM (cents)	12.97	17.71	12.84	15.15
Adjusted for:
Aircraft fuel and related taxes	(2.78)	(7.92)	(2.97)	(5.50)
Profit sharing	(0.74)	(0.51)	(0.68)	(0.51)
Restructuring and other	–	(0.01)	–	(0.24)
Other expenses	(0.32)	(0.52)	(0.46)	(0.37)
Mainline CASM-Ex	9.13	8.75	8.73	8.53

Operating Cash Flow, adjusted. We present adjusted operating cash flow because management believes adjusting for these amounts provides a more meaningful measure for investors. Adjustments include:

Hedge deferrals. During the March 2015 quarter, we effectively deferred settlement of a portion of our hedge portfolio until 2016 by entering into fuel derivative transactions that, excluding market movements from the date of the transactions, would provide approximately $150 million in cash receipts during the September 2015 quarter and $150 million in cash receipts for the December 2015 quarter. Additionally, these transactions will require approximately $300 million in cash payments in 2016 (excluding market movements from the date of the transactions). By effectively deferring settlement of a portion of the original derivative transactions, the restructured hedge portfolio provides additional time for the fuel market to stabilize while adding some hedge protection in 2016. Operating cash flow is adjusted to include these deferral transactions in order to allow investors to better understand the net impact of hedging activities in the period shown.

Hedge margin. Operating cash flow is adjusted for hedge margin as we believe this adjustment removes the impact of current market volatility on our unsettled hedges and allows investors to better understand and analyze the company’s core operational performance in the period shown.

Three Months Ended
(in billions)	December 31, 2015
Net cash provided by operating activities (GAAP)	$1.5
Adjustments:
Hedge deferrals	0.2
Hedge margin	(0.3)
Net cash provided by operating activities, adjusted	$1.4

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Free Cash Flow. We present free cash flow because management believes this metric is helpful to investors to evaluate the company's ability to generate cash that is available for use for debt service or general corporate initiatives. Adjustments include:

Hedge deferrals. During the March 2015 quarter, we effectively deferred settlement of a portion of our hedge portfolio until 2016 by entering into fuel derivative transactions that, excluding market movements from the date of the transactions, would provide approximately $150 million in cash receipts during the September 2015 quarter and $150 million in cash receipts for the December 2015 quarter. Additionally, these transactions will require approximately $300 million in cash payments in 2016 (excluding market movements from the date of the transactions). By effectively deferring settlement of a portion of the original derivative transactions, the restructured hedge portfolio provides additional time for the fuel market to stabilize while adding some hedge protection in 2016. Operating cash flow is adjusted to include these deferral transactions in order to allow investors to better understand the net impact of hedging activities in the period shown.

Hedge margin. Free cash flow is adjusted for hedge margin as we believe this adjustment removes the impact of current market volatility on our unsettled hedges and allows investors to better understand and analyze the company’s core operational performance in the period shown.

Three Months Ended
(in billions)	December 31, 2015
Net cash provided by operating activities	$1.5
Net cash used in investing activities	(1.2)
Adjustments:
Hedge deferral	0.2
Hedge margin	(0.3)
Net purchases of short-term investments and other	0.1
Total free cash flow	$0.3

Adjusted Net Debt. Delta uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to present estimated financial obligations. Delta reduces adjusted debt by cash, cash equivalents and short-term investments and hedge margin receivable, resulting in adjusted net debt, to present the amount of assets needed to satisfy the debt. Management believes this metric is helpful to investors in assessing the company’s overall debt profile. Management has reduced adjusted debt by the amount of hedge margin receivable, which reflects cash posted to counterparties, as we believe this removes the impact of current market volatility on our unsettled hedges and is a better representation of the continued progress we have made on our debt initiatives.

			(as adjusted)
(in billions)	December 31, 2015		December 31, 2014		December 31, 2009
Debt and capital lease obligations	$8.3		$9.7		$17.2
Plus: unamortized discount, net and debt issuance costs	0.1		0.2		1.1
Adjusted debt and capital lease obligations		$8.4		$9.9		$18.3
Plus: 7x last twelve months' aircraft rent		1.8		1.6		3.4
Adjusted total debt		10.2		11.5		21.7
Less: cash, cash equivalents and short-term investments		(3.4)		(3.3)		(4.7)
Less: hedge margin receivable		(0.1)		(0.9)		–
Adjusted net debt		$6.7		$7.3		$17.0

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